UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           May 13, 2022

Superior Group of Companies, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd., Seminole, Florida (Address of principal executive offices)		33772 (Zip Code)

Registrant's telephone number including area code: (727) 397-9611

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SGC	NASDAQ

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders was held on May 13, 2022 at which:

●
Seven (7) directors were elected to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified or until their earlier resignation, removal from office or death; and

●	the Superior Group of Companies, Inc. 2022 Equity Incentive and Awards Plan was approved: and

●	the compensation of the named executive officers was approved, on an advisory basis

Of the 16,104,534 shares outstanding and entitled to vote at the meeting, 13,327,186 shares were present either in person or by proxy.

The results of the shareholder votes were as follows:

Proposal 1:      Election of Directors

Nominee	For	Against	Abstain	Broker Non-Votes
Sidney Kirschner	11,221,785	482,493	6,637	1,616,271

Michael Benstock	11,648,566	56,772	5,577	1,616,271

Robin Hensley	11,383,141	304,847	22,927	1,616,271

Paul Mellini	11,137,471	549,664	23,780	1,616,271

Todd Siegel	11,449,575	196,108	65,232	1,616,271

Venita Fields	11,407,108	280,077	23,730	1,616,271

Andrew D. Demott, Jr.	11,265,763	439,572	5,580	1,616,271

Proposal 2: Approval of Superior Group of Companies, Inc. 2022 Equity Incentive and Awards Plan:

For	Against	Abstain	Broker Non-Votes
8,532,515	3,098,429	79,968	1,616,274

Proposal 3:  Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
10,497,418	1,151,980	61,515	1,616,273

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR GROUP OF COMPANIES, INC.

By:	/s/ Andrew D. Demott, Jr.
Name:	Andrew D. Demott, Jr.
Title:	Chief Operating Officer and Chief Financial Officer

Date: May 13, 2022